Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Garrett Motion Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(2)(3)(4)	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid

Fees Previously Paid	Equity	Common stock, par value $0.001 per share	457(a) and 457(o)	932,688	$8.08	(6)	$7,536,119.04	$109.10 per $1,000,000	$822.19	(8)

Fees Previously Paid	Equity	Common stock, par value $0.001 per share	457(a) and 457(o)	51,539,021	$6.50		$335,003,636.50	$109.10 per $1,000,000	$36,548.90	(9)

Fees Previously Paid	Equity	Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	457(o)	1,049,715	$8.08	(6)	$8,481,697.20	$109.10 per $1,000,000	$925.35	(8)

Fees Previously Paid	Equity	Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	457(o)	245,215,992	$6.50	(6)	$1,574,403,948.00	$109.10 per $1,000,000	$171,767.47	(9)

Fees Previously Paid	Equity	Common stock, par value $0.001 per share, issuable upon conversion of Series A Cumulative Convertible Preferred Stock	457(i)	1,049,715	(7)		(7)	$109.10 per $1,000,000	(7)

Fees Previously Paid	Equity	Common stock, par value $0.001 per share, issuable upon conversion of Series A Cumulative Convertible Preferred Stock	457(i)	242,215,992	(7)		(7)	$109.10 per $1,000,000	(7)

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Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts	$1,925,425,400.74	$210,063.91

	Total Fees Previously Paid		$210,063.91

	Total Fee Offsets

	Net Fee Due		$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereby include such indeterminate number of additional securities as may be issued in connection with anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
(3)

The proposed maximum aggregate offering price per share of Garrett Motion Inc.’s common stock (the “Common Stock”) was calculated based upon (i) in the case of the initial Registration Statement filed with the Securities and Exchange Commission on May 28, 2021 (the “Initial Registration Statement”), the average of the high and low prices per share of the Common Stock on May 21, 2021, as reported by Nasdaq Global Select Market on May 21, 2021, and (ii) in the case of Pre-Effective Amendment No. 1 to the Initial Registration Statement filed with the Securities and Exchange Commission on June 9, 2021 (“Pre-Effective Amendment No. 1”, and together with the Initial Registration Statement, the “Registration Statement”), the average of the high and low prices per share of the Common Stock on June 7, 2021, as reported by Nasdaq Global Select Market on June 7, 2021.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(o) under the Securities Act. At the time of filing the Initial Registration Statement and Pre-Effective Amendment No. 1, there was no public market for the shares of Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”) registered thereunder. The proposed maximum aggregate offering price of the Series A Preferred Stock being registered thereunder represented the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock as of (i) in the case of the Initial Registration Statement, May 28, 2021, multiplied by the average of the high and low prices of the Common Stock on May 21, 2021, as reported by Nasdaq Global Select Market on May 21, 2021, and (ii) in the case of Pre-Effective Amendment No. 1, June 7, 2021, multiplied by the average of the high and low prices of the Common Stock on June 7, 2021, as reported by Nasdaq Global Select Market on June 7, 2021.

(5)	The registration fee has been calculated pursuant to Rule 457 under the Securities Act.
(6)

With respect to the offering of shares of Common Stock or Series A Preferred Stock, as applicable, by the selling security holders, the proposed maximum offering price per share of Common Stock or Series A Preferred Stock, as applicable, will be determined from time to time in connection with, and at the time of the sale by, the holder of such Common Stock or Series A Preferred Stock, as applicable.

(7)

Represents the number of shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock registered under the Registration Statement, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act.

(8)

Paid in connection with the filing of the Initial Registration Statement with respect to the registration of (i) 51,539,021 shares of Common Stock, (ii) 242,215,992 shares of Series A Preferred Stock and (iii) 242,215,992 shares of Common Stock issuable upon conversion of Series A Preferred Stock registered thereby.

(9)

Paid in connection with the filing of Pre-Effective Amendment No. 1 with respect to the registration of (i) 932,688 additional shares of Common Stock, (ii) 1,049,715 additional shares of Series A Preferred Stock, and (iii) 1,049,715 additional shares of Common Stock issuable upon conversion of the additional shares of Series A Preferred Stock registered thereby.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

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